HUDSON PACIFIC PROPERTIES, INC.
SECOND QUARTER 2011
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Prospectus filed with the Securities and Exchange Commission on April 27, 2011. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.'s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.'s Prospectus dated April 27, 2011. In light of these risks and uncertainties, any forward-looking events described herein or in Hudson Pacific Properties, Inc.'s August 2011 conference call may not occur.

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025 (310) 445-5700
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Jonathan M. Glaser
Chairman of the Board and Chief Executive Officer, Hudson Pacific Properties, Inc	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC

Richard B. Fried	Mark D. Linehan	Robert M. Moran, Jr.
Managing Member, Farallon Capital Management, L.L.C.	President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC

Barry A. Porter		Howard S. Stern
Managing General Partner, Clarity Partners L.P.		President, Hudson Pacific Properties, Inc.

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Howard S. Stern	Mark T. Lammas
Chief Executive Officer	President	Chief Financial Officer

Christopher Barton	Dale Shimoda	Alexander Vouvalides
EVP, Operations and Development	EVP, Finance	VP, Asset Management

Harout Diramerian	Kay Tidwell	Elva Hernandez
Chief Accounting Officer	EVP, General Counsel	Operational Controller
INVESTOR RELATIONS
Addo Communications Andrew Blazier (310) 829-5400 Email Contact: andrewb@addocommunications.com Please visit our corporate Web site at: www.hudsonpacificproperties.com

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay, which we refer to as our target markets.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

Number of office properties owned	11
Office properties square feet (in thousands)	3,134
Office properties leased rate as of June 30, 2011	90.8%
Office properties occupied rate as of June 30, 2011(1)	88.1%

Number of media & entertainment properties owned	2
Media & entertainment square feet (in thousands)	857
Media & entertainment occupied rate as of June 30, 2011(2)	73.8%

Number of land assets owned	4
Land assets square feet (in thousands)(3)	1,447

Market capitalization (in thousands):
Total debt(4)	$274,887
Series A Preferred Units	12,475
Series B Preferred Stock	87,500
Common equity capitalization(5)	561,903
Total market capitalization	$936,765
Debt/total market capitalization	29.3%
Series A preferred units & debt/total market capitalization	30.7%
Common stock data (NYSE:HPP):
Range of closing prices(6)	$ 13.97-16.07
Closing price at quarter end	15.53
Weighted average fully diluted shares\units outstanding (in thousands)(7)	32,277
Shares of common stock\units outstanding on June 30, 2011 (in thousands)(8)	36,182
__________________________

(1)	Represents percent leased less signed leases not yet commenced.

(2)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended June 30, 2011.

(3)	Square footage for land assets represents management's estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(4)	Total debt excludes non-cash loan premium/discount.

(5)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(6)	For the quarter ended June 30, 2011.

(7)
For the quarter ended June 30, 2011. Diluted shares represent ownership in our company through shares of common stock, OP Units and other convertible instruments. Diluted shares do not include shares issuable upon exchange of our series A preferred units which do not become exchangeable until June 29, 2013.

(8)
This amount represents fully diluted common shares and OP units (including unvested restricted shares) at June 30, 2011, and does not include shares issuable upon exchange of our series A preferred units which do not become exchangeable until June 29, 2013.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	June 30, 2011	December 31, 2010
ASSETS
Total investment in real estate, net	$829,284	$837,622
Cash and cash equivalents	86,893	48,875
Restricted cash	8,184	4,121
Accounts receivable, net	11,386	4,478
Straight-line rent receivables	8,732	6,703
Deferred leasing costs and lease intangibles, net	77,031	86,385
Deferred finance costs, net	5,262	3,211
Interest rate contracts	631	—
Goodwill	8,754	8,754
Prepaid expenses and other assets	5,641	4,416
TOTAL ASSETS	$1,041,798	$1,004,565

LIABILITIES AND EQUITY
Notes payable	$275,002	$342,060
Accounts payable and accrued liabilities	12,484	11,507
Below-market leases	19,082	20,983
Security deposits	5,443	5,052
Prepaid rent	12,666	10,559
Interest rate contracts	—	71
TOTAL LIABILITIES	324,677	390,232

6.25% series A cumulative redeemable preferred units of the Operating Partnership	12,475	12,475
Redeemable non-controlling interest in consolidated real estate entity	—	40,328

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Series B cumulative redeemable preferred stock	87,500	87,500
Common Stock, $0.01 par value 490,000,000 authorized, 33,570,842 outstanding at June 30, 2011 and 22,436,950 outstanding at December 31, 2010, respectively	336	224
Additional paid-in capital	560,727	411,598
Accumulated other comprehensive (deficit) income	(449)	6
Accumulated deficit	(7,969)	(3,482)
Total Hudson Pacific Properties, Inc. stockholders’ equity	640,145	495,846
Non-controlling unitholders in the Operating Partnership	64,501	65,684
TOTAL EQUITY	704,646	561,530
TOTAL LIABILITIES AND EQUITY	$1,041,798	$1,004,565

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2011	2010	2011	2010
Revenues
Office
Rental	$17,821	$3,285	$35,335	$6,265
Tenant recoveries	6,116	374	12,147	785
Other	99	79	2,186	160
Total office revenues	24,036	3,738	49,668	7,210
Media & entertainment
Rental	5,592	4,944	11,072	10,229
Tenant recoveries	516	449	859	816
Other property-related revenue	3,242	1,949	6,513	3,800
Other	21	7	99	13
Total media & entertainment revenues	9,371	7,349	18,543	14,858
Total revenues	33,407	11,087	68,211	22,068

Operating expenses
Office operating expenses	9,533	1,639	19,807	2,837
Media & entertainment operating expenses	5,771	4,719	10,950	9,249
General and administrative	3,062	—	6,208	—
Depreciation and amortization	10,626	2,955	21,987	5,668
Total operating expenses	28,992	9,313	58,952	17,754

Income from operations	4,415	1,774	9,259	4,314

Other expense (income)
Interest expense	4,530	2,331	9,172	4,413
Interest income	(23)	(3)	(31)	(6)
Unrealized (gain) on interest rate contracts	—	(140)	—	(347)
Acquisition-related expenses	—	2,433	—	2,433
Other expenses	118	—	235	—
	4,625	4,621	9,376	6,493

Net loss	$(210)	$(2,847)	$(117)	$(2,179)

Less: Net income attributable to preferred stock and units	(2,027)	(4)	(4,054)	(4)
Less: Net income attributable to restricted shares	(62)	—	(124)	—
Less: Net loss (income) attributable to non-controlling members in consolidated real estate entities	10	32	(803)	29
Add: Net loss attributable to unitholders in the Operating Partnership	188	256	487	256
Net loss attributable to Hudson Pacific Properties, Inc. shareholders’ / controlling members' equity	$(2,101)	$(2,563)	$(4,611)	$(1,898)
Net loss attributable to shareholders’ per share - basic and diluted	$(0.07)	—	$(0.18)	—
Weighted average shares of common stock outstanding - basic and diluted	29,161,139	—	25,575,051	—
Dividends declared per common share	$0.125	—	$0.250	—

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended	Six Months Ended
	June 30, 2011	June 30, 2011
Funds From Operations (FFO) (1)
Net loss	(210)	(117)
Adjustments:
Depreciation and amortization of real estate assets	10,626	21,987
Less: Net loss (income) attributable to non-controlling members in consolidated real estate entities	10	(803)
Less: Net income attributable to preferred stock and units	(2,027)	(4,054)
FFO to common shareholders and unit holders	8,399	17,013
Specified items impacting FFO:
Master Halco termination revenue	—	(2,744)
Master Halco non-cash write-off	—	716
FFO (after specified items) to common shareholders and unit holders	8,399	14,985

Weighted average common shares/units outstanding - diluted	32,270	28,682
FFO per common share/unit - diluted	0.26	0.59
FFO (after specified items) per common share/unit - diluted	0.26	0.52

Adjusted Funds From Operations (AFFO) (1)
FFO	8,399	17,013
Adjustments:
Straight-line rent	(1,153)	(2,029)
Amortization of prepaid rent (2)	279	554
Amortization of above market and below market leases, net	(120)	(214)
Amortization of below market ground lease	62	142
Amortization of lease buy-out costs	23	361
Amortization of deferred financing costs and loan premium/discount, net	282	368
Re-occurring capital expenditures, tenant improvements and lease commissions	(1,277)	(2,505)
Non-cash compensation expense	593	1,313
AFFO	7,088	15,003

Dividends paid to common stock and unit holders	4,524	7,656
AFFO payout ratio	63.8%	51.0%

______________________________

(1)	See page 18 for Management Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

(2)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

DEBT SUMMARY
(In thousands)

The following table sets forth information with respect to our outstanding indebtedness as of June 30, 2011.

			Annual			Balance at
Debt	Outstanding	Interest Rate (1)	Debt Service (1)	Maturity Date		Maturity
Mortgage loan secured by First Financial	$43,000	5.34%	$2,328	12/1/2011		$43,000
Mortgage loan secured by 10950 Washington	30,000	5.94%	1,807	2/1/2012		30,000
Secured Revolving Credit Facility (2)	—	LIBOR+2.50% to 3.25%	--	6/29/2013		—
Mortgage loan secured by Sunset Gower/Sunset Bronson (3)	92,000	LIBOR+3.50%	--	2/11/2016		89,681
Mortgage loan secured by Rincon Center (4)	109,887	5.134%	7,195	5/1/2018	99,719	97,673
Subtotal	$274,887
Unamortized loan premium, net (5)	115
Total	$275,002

______________________________

(1)
Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs. Annual debt service excludes debt that remains at variable rates.

(2)
We entered into a $200.0 million secured revolving credit facility with a group of lenders for which an affiliate of Barclays Capital Inc. acts as administrative agent and joint lead arranger and affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated act as syndication agent and joint lead arranger. Until it was amended on April 4, 2011, the facility bore interest at a rate per annum equal to LIBOR plus 325 basis points to 400 basis points, depending on our leverage ratio, provided that LIBOR was subject to a floor of 1.50%. The secured revolving credit facility contains an accordion feature that allows us to increase the availability by $50.0 million, to $250.0 million, under specified circumstances. On April 4, 2011, we amended our $200.0 million secured revolving credit facility. As a result of the amendment, the secured revolving credit facility now bears interest at a rate per annum equal to LIBOR plus 250 basis points to 325 basis points (down from 325 basis points to 400 basis points), depending on our leverage ratio, and is no longer subject to a LIBOR floor of 1.50%. The secured revolving credit facility continues to include an accordion feature that allows us to increase the availability by $50.0 million, to $250.0 million, under specified circumstances. The annual fee charged against the unused portion of the facility has also been reduced to 40 basis points (down from 50 basis points).

(3)
On February 11, 2011, we closed a five-year term loan totaling $92.0 million with Wells Fargo Bank, N.A., secured by our Sunset Gower and Sunset Bronson media and entertainment properties. The loan bears interest at a rate equal to one-month LIBOR plus 3.50%. $37.0 million of the loan was subject to an interest rate contract, which swaps one-month LIBOR to a fixed rate of 0.75% through April 30, 2011. On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50.0 million of the loan through its maturity on February 11, 2016. Proceeds from the loan were used to fully refinance a $37.0 million mortgage loan secured by our Sunset Bronson property that was scheduled to mature on April 30, 2011. The remaining proceeds were used to partially pay down our secured revolving credit facility. Until its repayment on February 11, 2011, the $37.0 million mortgage loan secured by our Sunset Bronson property incurred interest at a rate of one-month LIBOR plus 3.65% and was subject to the same interest rate contract swapping one-month LIBOR to a fixed rate of 0.75% described earlier.

(4)
On April 29, 2011, we closed a seven-year term loan totaling $110.0 million with JPMorgan Chase Bank, National Association, secured by our Rincon Center property. The loan bears interest at a fixed annual rate of 5.134%. The loan fully refinanced the prior $106.0 million project loan on the property that was scheduled to mature on July 1, 2011.

(5)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with the First Financial and 10950 Washington loans.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

OFFICE PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

County	Number of Properties	Square Feet (1)	Percent of Total	Percent Occupied (2)	Annualized Base Rent (3)	Annualized Base Rent Per Leased Square Foot (4)

San Francisco	4	2,027,929	64.7%	85.9%	$39,350,615	$22.60

Los Angeles	5	667,738	21.3%	94.5%	20,443,102	32.41

Orange County	1	333,922	10.7%	87.2%	7,184,524	24.66

San Diego	1	104,234	3.3%	94.0%	1,492,224	15.22

	11	3,133,823	100%	88.1%	$68,470,465	$24.79

______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2011, divided by (ii) total square feet, expressed as a percentage.

(3)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2011, by (ii) 12.

(4)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of June 30, 2011.

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

Property	Square Feet (1)	Percent of Total	Percent Occupied (2)	Annual Base Rent (3)	Annual Base Rent Per Leased Square Foot (4)

Sunset Gower	543,709	63.4%	72.2%	$12,029,551	$30.64

Sunset Bronson	313,723	36.6%	76.5%	9,607,986	40.06

	857,432	100.0%	73.8%	$21,637,537	$34.21

______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended June 30, 2011.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended June 30, 2011, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of June 30, 2011.

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

TEN LARGEST OFFICE TENANTS (1)

Tenant	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet		Annualized Base Rent (2)		Percent of Annualized Base Rent
Bank of America (3)	1	1	Various	835,649	26.7%		$9,950,860		14.5%
AIG	1	1	7/31/2017	166,757	5.3%		6,729,707		9.8%
AT&T	1	1	8/31/2013	155,964	5.0%		5,850,333		8.5%
Technicolor Creative Services USA, Inc.	1	1	5/31/2020	114,958	3.7%		4,246,778		6.2%
GSA - U.S. Corps of Engineers	1	1	2/19/2017	89,995	2.9%		3,260,240		4.8%
Kondaur Capital Corp.	1	1	3/31/2013	125,208	4.0%		3,095,142		4.5%
Saatchi & Saatchi North America, Inc.	1	1	12/31/2019	113,000	3.6%		3,069,070		4.5%
NFL Enterprises	1	1	3/31/2015	95,570	3.0%		2,895,300		4.2%
State of California	1	1	7/31/2012	35,452	1.1%		1,659,606		2.4%
Pepperdine University	1	1	1/31/2019	35,351	1.1%		1,422,365		2.1%
Total	10	10		1,767,904	56.4%	1,788,380	$42,179,401	0.571	61.5%

______________________________

(1)	Top Ten Largest Office Tenants is determined by Annualized Base Rental Income as of June 30, 2011.

(2)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2011, by (ii) 12.

(3)
Bank of America lease expiration by square footage: (1) 28,574 sf at 12/31/2011; (2) 25,474 sf at 12/31/2012; (3) 236,522 sf at 12/31/2013; (4) 331,197 sf at 12/31/2015; and (5) 213,882 sf at 12/31/2017.

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

Total Gross Leasing Activity
Rentable square feet	80,600
Number of leases	13

Gross New Leasing Activity
Rentable square feet	63,091
New cash rate	$33.42
Number of leases	7

Gross Renewal Leasing Activity
Rentable square feet	17,509
Renewal cash rate	$31.77
Number of leases	6

Net Absorption
Leased rentable square feet	43,075

Cash Rent Growth (1)
Expiring Rate	$34.84
New/Renewal Rate	$31.77
Change	(8.8)%

Straight-Line Rent Growth (2)
Expiring Rate	$33.39
New/Renewal Rate	$31.92
Change	(4.4)%

Weighted Average Lease Terms
New (in months)	75
Renewal (in months)	43

Tenant Improvements and Leasing Commissions (3)	Total Lease Transaction Costs Per Square Foot	Annual Lease Transaction Costs Per Square Foot
New leases	$55.79	$8.89
Renewal leases	$9.83	$2.76
Blended	$45.81	$8.06
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS - ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent (1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot (2)	Annualized Base Rent Per Lease Square Foot at Expiration (3)
Available	288,037	9.2%	$—	—	$—	$—
2011	107,308	3.4%	2,558,807	3.6%	23.85	23.88
2012	151,266	4.8%	4,820,664	6.8%	31.87	32.84
2013	716,517	22.9%	17,356,296	24.4%	24.22	25.15
2014	131,984	4.2%	3,862,308	5.4%	29.26	31.17
2015	468,537	14.9%	7,542,711	10.6%	16.10	18.27
2016	162,585	5.2%	4,373,445	6.1%	26.90	29.48
2017	590,999	18.8%	15,651,908	22.0%	26.48	28.61
2018	27,613	0.9%	565,186	0.8%	20.47	26.58
2019	195,869	6.3%	5,665,332	8.0%	28.92	33.87
2020	170,785	5.4%	5,363,317	7.5%	31.40	45.82
Thereafter	23,683	0.8%	710,490	1.0%	30.00	41.00
Building management use	14,359	0.5%	—	—%	—	—
Signed leases not commenced	84,281	2.7%	2,697,561	3.8%	32.01	36.96
Total/Weighted Average	3,133,823	100.0%	$71,168,025	100.0%	$25.01	$25.27

______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2011, by (ii) 12.

(2)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of June 30, 2011.

(3)
Annualized base rent per leased square foot at expiration for the office properties is calculated as (i) annualized base rent at expiration divided by (ii) square footage under lease as of June 30, 2011.

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS

County		Q3 2011	Q4 2011	Q1 2012	Q2 2012

San Francisco	Expiring SF	12,428	28,574	9,126	42,448
	Rent per SF (1)	$34.04	$12.00	$41.52	$43.03
Los Angeles	Expiring SF	16,504	—	12,418	3,512
	Rent per SF (1)	$32.08	$—	$33.37	$33.17
Orange	Expiring SF	33,482	5,173	4,346	2,557
	Rent per SF (1)	$27.64	$24.81	$27.90	$22.80
San Diego	Expiring SF	—	6,133	—	—
	Rent per SF (1)	$—	$11.21	$—	—

______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2011, by (ii) 12.

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet (1)	of Percent of Total
Business Services	76,489	3.2%
Educational	120,396	5.1%
Financial Services	1,087,246	24.9%
Insurance	211,478	11.5%
Legal	145,273	6.2%
Media & Entertainment	330,397	15.7%
Other	82,157	2.1%
Real Estate	36,652	1.7%
Retail	178,923	5.6%
Technology	224,251	10.9%
Advertising	115,735	4.6%
Government	125,447	7.2%
Healthcare	27,061	1.3%
Total	2,761,505	100.0%

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(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Second Quarter 2011 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income(loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.